UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/01/2007

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2007 Annual Meeting of Stockholders of Knoll, Inc. ("Knoll"), held on May 1, 2007, Knoll's Stockholders approved the Knoll, Inc. 2007 Stock Incentive Plan (the "2007 Plan"). Officers, certain other key employees, directors, and consultants of Knoll are eligble to participate in the 2007 Plan. A total of 2,000,000 shares of Knoll's common stock are reserved and available for issuance pursuant to awards granted under the 2007 Plan. The 2007 Plan will terminate on February 6, 2017, after which no further awards may be granted under it. The 2007 Plan will be administered by a committee of the board of directors, appointed by the board of directors and consisting of at least two persons. The Knoll board of directors has appointed the compensation committee to adminster the plan. A description of the material terms of the 2007 Plan was included in Knoll's Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 26, 2007.

The above summary of the 2007 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2007 Plan, a copy of which is attached to this report as Exhibit 10.1, and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 - Knoll, Inc. 2007 Stock Incentive Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 04, 2007	By:	/s/ Barry L. McCabe
Barry L. McCabe
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Knoll, Inc. 2007 Stock Incentive Plan